UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Hess Corporation
(Name of Registrant as Specified In Its Charter)

Elliott Associates, L.P.

Elliott International, L.P.

Paul E. Singer

Elliott Capital Advisors, L.P.

Elliott Special GP, LLC

Braxton Associates, Inc.

Elliott Asset Management LLC

The Liverpool Limited Partnership

Liverpool Associates Ltd.

Elliott International Capital Advisors Inc.

Hambledon, Inc.

Elliott Management Corporation

Rodney F. Chase

Harvey Golub

Karl F. Kurz

David McManus

Marshall D. Smith

William B. Berry

Jonathan R. Macey

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 6, 2013, Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”) issued the following press release:

Media Contact:	Investor Contact:

Elliot Sloane	Bruce H. Goldfarb/ Pat McHugh/ Geoff Sorbello
Sloane & Company	Okapi Partners LLC
(212) 446-1860	(212) 297-0720
(646) 623-4819 (cell)	info@okapipartners.com

John Hartz
Sloane & Company
(212) 446-1872
(718) 926-3503 (cell)

Elliott Management Responds to John Hess

Letter to Relational Investors

NEW YORK (March 6, 2013) — Elliott Management Corporation (“Elliott”) today responded to the letter sent by John Hess, chairman and CEO of Hess Corporation (NYSE: HES), to David Batchelder of Relational Investors, LLC with the following comments:

“We were disappointed to see John Hess’s letter to fellow shareholder David Batchelder. The letter relays the attitude of a CEO that has never been held accountable. We are surprised the Board would allow such communication:

•                  Elliott has never suggested liquidating the company, and it is disappointing John Hess has resorted to scare tactics.

•                  By underperforming peers by 460%, John Hess has been in the process of damaging the company through 17 years of poor management.

•                  Monday, John Hess announced nominees who are up for election in May but at the same time he called their independence into question when he announced that these nominees had rubber stamped his plan. At a time when the company sorely needs directors who will act independently in the best interest of shareholders, one has to question this rush to judgment.

•                  Hess claims they started looking for new directors in August 2012.  But it was in August 2012 that Hess added Sam Nunn—a former elected legislator with no oil & gas experience and questionable independence. And just this Monday they announce his retirement? John Hess’s statements are difficult to believe and raise concerns about his credibility and accountability.

•                  Hess’s efforts Monday reflected haste, poor judgment, and lack of analysis.

•                  Only two of the nominees have E&P operating experience

•                  Only two have restructuring experience

•                  None have experience in developing unconventional resources

•                  None have experience monetizing midstream assets

•                  Elliott’s nominees are truly independent and better qualified:

•                  4 have E&P operating experience

•                  4 have restructuring experience

•                  2 have experience in developing unconventional resources

•                  2 have experience monetizing midstream assets

It is time for accountability at Hess.”

The following letter was sent by John Hess to David Batchelder of Relational Investors, LLC on Tuesday, March 5, 2013:

“Dear David,

I am pleased that you approve of our adding new directors. Our strategy is consistent with our discussions with you in the meetings we had in December and January. However, we do not agree that Elliott’s nominees would be helpful in executing our well received announcements regarding our strategy.

We trust you will continue to recognize that Hess is aggressively pursuing the right strategy to deliver shareholder value. We also expect that you would recognize that we have added a truly superior slate of directors.

We have never sought a proxy fight. We hope that you will urge Elliott to cease its attempt to liquidate the company and deprive shareholders of significant value. We also encourage you to urge Elliott to withdraw its inferior slate of candidates tethered to Elliott’s flawed strategy.

Sincerely,

John B. Hess

cc: Samuel W. Bodman Ill

Nicholas F. Brady

Gregory P. Hill

Edith E. Holiday

Thomas H. Kean

Craig G. Matthews

Risa Lavizzo-Mourey

John H. Mullin Ill

Samuel A. Nunn

Frank A. Olson

Ernst H. von Metzsch

F. Borden Walker

Robert N. Wilson”

Please visit www.reassesshess.com for more information.

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) intend to make a filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2013 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2013 Annual Meeting”) of Hess Corporation (the “Company”). Information relating to the participants in such proxy solicitation has been included in materials filed on January 29, 2013 by Elliott with the Securities and Exchange Commission pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2013 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, Elliott’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Elliott in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Elliott with the Securities and Exchange Commission will also be available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

About Elliott Associates

Elliott Associates, L.P. and its sister fund, Elliott International, L.P. have more than $21 billion of capital under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.

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